FORM 8K

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington,  D.C.   20549


                              CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

                Date of Initial Report: September 16, 1996




                       GLOBAL VENTURE FUNDING, INC.
          (Exact Name of Registrant as Specified in its Charter)



     Colorado                  0-14213               84-0990371
(State or Other Juris  (Commission File Number)   (IRS Employer
diction of Incorporation)                      Identification No.)



                           2712 Echo Mesa Drive
                          Las Vegas, Nevada  89134
                 (Address of Principal Executive Offices)



     Registrant's telephone number, including area code:(702)233-6638

     Former name or former address, if changed since last report: N/A

Item 1.        Changes in Control of Registrant.

               Not applicable.

Item 2.        Acquisition or Disposition of Assets.

               Not applicable.

Item 3.        Bankruptcy or Receivership.

               Not applicable.

Item 4.        Changes in Registrant's Certifying Accountants.

               On August 30, 1996 the Registrant received a letter of resignation from the accounting firm of Gilbert
               & Company, of San Francisco, California. The
               Registrant has engaged the accounting firm of Bradshaw, Smith & Co., Las Vegas, Nevada.

               The previous accountants report for fiscal year ended September 30, 1994 and 1995 contained an adverse opinion regarding the Registrant's ability to continue as a going concern however, there were no disagreements with the accountant on any matter of accounting principles or practices, financial statement disclosure in connection with that report.

               The Registrant files herewith a letter from the previous accountant stating whether it agrees with the statements made by the Registrant and, if not, stating the respects in which it does not agree.

Item 5.        Other Events.

               Not applicable.

Item 6.        Resignation of Registrant's Directors.

               Not applicable.

Item 7.        Financial Statements. Pro Forma Financial
               Information and Exhibits.

               Attached hereto is a copy of the Letter to Securities and Exchange Commission from the previous accountant regarding their agreement or disagreement with the statements made herein with regard to the change of accountants.

Item 8.        Change in Fiscal Year.

               Not applicable.

                                SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GLOBAL VENTURE FUNDING, INC.



Date: Sept. 16, 1996               By:    /s/ Roger K. Knight
                                      Roger K. Knight
                                      President